Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER SALES

Net sales increased 19.5% to $115.7 million in the second quarter of fiscal 2008;

Comparable store sales increased 6.5%

SAVANNAH, GA (August 6, 2008) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales results for the second quarter of fiscal 2008.

Total sales in the 13-week period ended August 2, 2008 increased 19.5% to $115.7 million compared with $96.8 million in the 13-week period ended August 4, 2007.  Comparable store sales increased 6.5% in the second quarter, clearly benefiting from the government stimulus checks. However, sales softened toward the end of the quarter, including a 1.9% decrease in comparable store sales in the month of July.

The increase in sales in the quarter, combined with an improvement in gross margin due to lower merchandise markdowns and inventory shrinkage, is expected to result in second quarter earnings per diluted share in a range of $0.15 to $0.18, compared to last year’s $0.04.

The Company will provide an update to its fiscal 2008 outlook when it reports complete financial results for its second quarter after the market closes on August 20, 2008.  Citi Trends will host a conference call on the same day at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (303) 262-2143.  A replay of the conference call will be available until August 27, 2008, by dialing (303) 590-3000 and entering the passcode, 11113317#.

The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on August 20, 2008, beginning at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue until August 27, 2008.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 335 stores located in 21 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Ed Anderson	Bruce Smith
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Executive Officer	Chief Financial Officer
	(912) 443-3705	(912) 443-2075

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